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                                                                   EXHIBIT 10.38

                             AMENDMENT NO. 2 TO THE

                         TANDY BRANDS ACCESSORIES, INC.

                         1997 EMPLOYEE STOCK OPTION PLAN


         Pursuant to the authority of the Board of Directors of Tandy Brands Accessories, Inc. (the "Company"), and the provisions of Section 13 thereof, the Tandy Brands Accessories, Inc. 1997 Employee Stock Option Plan is, subject to the approval of the stockholders of the Company, hereby amended effective as of October 16, 2001, in the following respects only:

         (1)    Section 6, subsection (a), is hereby amended to read as follows:

                  "(a) Subject to the provisions of Section 11 of this Plan, the aggregate number of shares of Stock for which Options may be granted shall not exceed 1,025,000 shares. The shares to be delivered upon exercise of Options shall be made available, at the discretion of the Committee, either from the authorized but unissued shares or from previously issued and reacquired shares of Stock held by the Company as treasury shares."

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 2 to the Tandy Brands Accessories, Inc. 1997 Employee Stock Option Plan, the Company has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 16th day of October, 2001.

                                     TANDY BRANDS ACCESSORIES, INC.



                                     By: /s/ J.S.B. Jenkins
                                        ----------------------------------------
                                        J.S.B. Jenkins, President